Exhibit 23.2

Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

We consent to the use of our reports dated March 4, 2013, with respect to:

•	the consolidated financial statements, comprising the consolidated balance sheet, the consolidated statement of comprehensive income, the consolidated cash flow statement, the consolidated statement of changes in equity, and the notes to the consolidated financial statements for the year then ended, together with the group management report for the business year from January 1 to December 31, 2012, and

•	the unconsolidated financial statements, comprising the unconsolidated balance sheet, the unconsolidated income statement, and the notes to the unconsolidated financial statements for the year then ended, together with the management report for the business year from January 1 to December 31, 2012, incorporated herein by reference, which reports appear in Exhibit (d) to Landwirtschaftliche Rentenbank’s Annual Report on Form 18-K for the year ended December 31, 2012.

Frankfurt am Main, December 13, 2013

KPMG AG

Wirtschaftsprüfungsgesellschaft

By:	/s/ Bernhard
Bernhard

By:	/s/ Liebermann
Liebermann